UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2016 (May 20, 2016)

Calpian, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-53997	20-8592825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 758-8600

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2016, the Board of Directors (the “Board”) of Calpian, Inc. (the “Company”) elected Dr. David Utterback as a member of the Board in order to fill the vacant position resulting from the resignation of Craig Jessen. In connection with Dr. Utterback’s election as a member of the Board, the Company agreed to issue Dr. Utterback a five year warrant to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.535, the closing price of the Company’s common stock on May 20, 2016.

Since 1998, Dr. David B. Utterback has served as a Staff Anesthesiologist at Ocean Springs Hospital, in Ocean Springs, Mississippi, and at Singing River Hospital, in Pascagoula, Mississippi. Dr. Utterback also serves on the board of the American Board of Anesthesiology (since 1991) and on the board of the National Board of Medical Examiners (since 1987). Dr. Utterback holds a B.A. from Dartmouth College, M.D. from University of Illinois College of Medicine, and M.S. in Administrative Medicine from University of Wisconsin.

On May 23, 2016, Laird Cagan resigned his position as a member of the Board and any other positions he held within the Company and its subsidiaries. Mr. Cagan’s resignation was not as a result of any disagreements with the Company.

Effective May 23, 2016, Jim McKelvey was elected as a member of the Board in order to fill the vacant position resulting from the resignation of Laird Cagan. In connection with Mr. McKelvey’s election as a member of the Board, the Company agreed to issue Mr. McKelvey a five year warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.535, the closing price of the Company’s common stock on May 20, 2016.

Since July 2009, Jim McKelvey served as a member of the board of directors of Square, Inc., a NYSE traded company known for enabling anyone with a mobile device to accept card payments, a company co-founded by Mr. McKelvey. Since July 2013, Mr. McKelvey served as a Managing Director of SixThirty FinTech Accelerator, LLC, a financial technology accelerator. Since March 2012, Mr. McKelvey served as a General Partner of Cultivation Capital, a venture capital firm. Since January 1990, Mr. McKelvey served in various positions at Mira Smart Conferencing, a digital conferencing company. Mr. McKelvey currently serves on the boards of directors of a number of privately-held companies. Mr. McKelvey holds a B.S. in Computer Science and a B.A. in Economics from Washington University in St. Louis.

Item 7.01    Regulation FD Disclosure

On May 23, 2016, the Company issued a press release regarding the appointment of Mr. McKelvey to the Board of Directors.  The press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information and exhibits attached hereto in this Section 7.01 shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued May 23, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: May 23, 2016	By:	/s/ Scott S. Arey
Scott S. Arey Chief Financial Officer

EXHIBITS

Exhibit No.	Description
99.1	Press Release issued May 23, 2016